Exhibit 10.14

TRANE TECHNOLOGIES PLC DIRECTOR DEFERRED
COMPENSATION AND STOCK AWARD PLAN II
[As Amended and Restated Effective March 2, 2020]

45538895.3

TABLE OF CONTENTS

SECTION 1. STATEMENT OF PURPOSE	1
SECTION 2. DEFINITIONS	2
2.1 “Account Balance”	2
2.2 “Beneficiary”	2
2.3 “Beneficiary Designation Form”	2
2.4 “Board”	2
2.5 “Company”	2
2.6 “Code”	2
2.7 “Deferral Account”	2
2.8 “Deferral Amount”	3
2.9 “Deferred TT Stock Award Account”	3
2.10 “Election Form”	3
2.11 “Fees”	3
2.12 “Investment Option Subaccounts”	3
2.13 “Participant”	3
2.14 “Plan Year”	3
2.15 “Retirement”	3
2.16 “Return”	3
2.17 “Separation from Service”	3
2.18 “Supplemental Contribution”	3
2.19 “Supplemental Contribution Account”	3
2.20 “Trust”	4
2.21 “TT Stock”	4
2.22 “TT Stock Account”	4
SECTION 3. PARTICIPATION, DEFERRAL ELECTION AND INVESTMENT ELECTION	4
3.1 Participation and Deferral Election. Non-employee Directors may elect to participate in the Plan for a given Plan Year by filing a completed Election Form for the Plan Year in the manner prescribed by the Secretary of the Company. The Election Form must specify the percentage or dollar amount of any Deferral Amount otherwise payable during such Plan Year that will be deferred under the Plan.	4
        (1)

3.2    Investment Election. In accordance with procedures established by the Company, prior to the time a Participant’s Deferral Amounts are credited to a Participant’s Deferral Account pursuant to Section 5.1, the Participant shall designate, on an Election Form, the types of investment options in which the Participant’s Deferral Amounts, other than Fees deferred under Section 5.7, will be deemed to be invested for purposes of determining the amount of earnings to be credited to the Participant’s Deferral Account and, with respect to Deferral Amounts that are designated by the Participant to be deemed to be invested in TT Stock, the TT Stock Account.
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3.3    Duration of Elections. Notwithstanding anything to the contrary: (a) any election under Section 3.1 (including a failure to make an election) shall remain in effect from Plan Year to Plan Year unless a written request to modify or terminate that election for a subsequent Plan Year is submitted to the Secretary of the Company in accordance with Section 3.1; and (b) any election under Section 3.2 (including a failure to make an election) shall remain in effect from Plan Year to Plan Year unless a written request to modify or terminate that election is submitted to the Secretary of the Company, which request shall be effective as to any Deferral Amount credited to the Participant’s Deferral Account 30 or more days after such written request is submitted to the Secretary of the Company; provided that nothing in this Section 3.3 shall permit a Participant to make such a written request as to the deemed investment of Fees deferred under Section 5.7.
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3.4 Cessation of Deferrals. Notwithstanding the foregoing, no Election Form of a Non-Employee Director will be given effect for any period after December 31, 2008, and no Deferral Amount (including any mandatory fee deferral under Section 5.7 of the Plan) shall be credited to a Participant’s Deferral Account with respect to services performed by a Non-Employee Director after December 31, 2008.	5
SECTION 4. VESTING	5
4.1 Deferral Amounts. A Participant shall be fully vested in his or her Deferral Account.	5
4.2    Supplemental Contributions. A Participant shall vest in his or her Supplemental Contribution Account on the earliest of: (i) the fifth anniversary of the date the Supplemental Contribution is credited to the Participant’s Supplemental Contribution Account; (ii) the date of the Participant’s cessation of service on the Board by reason of Retirement or death; (iii) a Change in Control pursuant to Section 6.5; or (iv) a termination of the Plan pursuant to Section 8.2. Notwithstanding the foregoing, effective August 2, 2006, a Participant shall be fully vested in his or her Supplemental Contribution Account.
6
4.3 Mandatory Fee Deferrals. A Participant shall be fully vested in his or her Deferred TT Stock Award Account.	6
SECTION 5. ACCOUNTS AND VALUATIONS	6
        (2)

5.1    Deferral Accounts. The Company shall establish and maintain a separate Deferral Account for each Participant for each Plan Year. All Deferral Amounts, other than Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock and Fees deferred under Section 5.7, shall be credited to the Participant’s Deferral Account on the date when the Deferral Amount would otherwise be paid to the Participant. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock shall be credited to the Participant’s TT Stock Account as described in Section 5.3. All Fees deferred under Section 5.7 shall be credited to the Participant’s Deferred TT Stock Award Account as described in Section 5.7.
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5.2    Supplemental Contribution Accounts. The Company shall establish and maintain a separate Supplemental Contribution Account for each Plan Year for each Participant who receives a Supplemental Contribution for such Plan Year. All Supplemental Contributions shall be credited to the Participant’s Supplemental Contribution Account on the same date that the Participant’s Deferral Amount for which the Supplemental Contribution is being made is credited to the Participant’s Deferral Account pursuant to Section 5.1. All of a Participant’s Supplemental Contributions shall be deemed to be invested in, and shall remain deemed to be invested in, TT Stock in the Participant’s Supplemental Contribution Account until such amounts are distributed from the Plan.
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5.3    TT Stock Accounts. The Company shall establish and maintain a separate TT Stock Account for each Plan Year for each Participant who elects to have all or a portion of his or her Deferral Amounts for such Plan Year invested in TT Stock. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock shall be credited to the Participant’s TT Stock Account on the date when the Deferral Amount would otherwise be paid to the Participant. Notwithstanding anything to the contrary, TT Stock credited to a Participant’s TT Stock Account may not be designated by the Participant to be deemed to be invested in any other investment option and shall remain invested in TT Stock in such TT Stock Account until distributed from the Plan. A Participant’s TT Stock Accounts shall be credited as follows:
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5.4    Valuation of Account Balance in Event of Change in Control. In the event of a Change in Control pursuant to Section 6.5, the value of each TT Stock unit deemed to be invested in each TT Stock Account, Supplemental Contribution Account, and Deferred TT Stock Award Account shall be equal to the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape on the date of the transaction constituting the Change in Control if TT Stock is traded on the New York Stock Exchange on such date, or, if TT Stock is not traded on the New York Stock Exchange on such date but is traded on another securities market on such date, the closing price of one share of TT Stock on such securities market on such date, or, in any other case, the value of one share of TT Stock as determined under the terms of the transaction constituting the Change in Control.
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        (3)

5.5 Changes in Capitalization. If there is any change in the number or class of shares of TT Stock through the declaration of a stock dividend or other extraordinary dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or in the event of similar corporate transactions, the units in each Participant’s TT Stock Account, Supplemental Contribution Account, and Deferred TT Stock Award Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of TT Stock or to reflect such similar corporate transaction.	8
5.6    Accounts are Bookkeeping Entries. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the investment options, including TT Stock, are to be used for measurement purposes only, and a Participant’s election of any such investment option, the allocation to his or her Account Balances, and Deferred TT Stock Award Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balances and Deferred TT Stock Award Account shall not be considered or construed in any manner as an actual investment in any such investment option. In the event that the Company or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the investment options, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balances and Deferred TT Stock Award Account shall at all times be a bookkeeping entry only and shall not represent any investment made on the Participant’s behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.
8
5.7 Mandatory Fee Deferral. On each TT Stock quarterly dividend payment date a portion of each Non-employee Director’s Fees equal to $15,000 shall be deferred and credited to the Deferred TT Stock Award Account of such Non-employee Director. Effective January 1, 2007, the amount of mandatory quarterly fee deferral shall be increased to $23,000.	8
SECTION 6. DISTRIBUTION OF ACCOUNTS	9
6.1    Separation from Service and Death. Effective August 1, 2007 or as otherwise provided in Section 6.9, a Participant who has a Separation from Service or dies shall be paid his or her vested Account Balances (and after his or her death to his or her Beneficiary) in a lump sum in the Plan Year following the Participant’s Separation from Service or death unless an optional form of benefit payment is elected in accordance with the next sentence. For each Plan Year’s Account Balance the Participant may elect on an initial Election Form filed in accordance with Section 3.1 by the time specified in Section 6.8, an optional form of benefit payment from among the following:
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        (4)

6.2    Scheduled Distributions. A Participant may elect, on an initial Election Form filed in accordance with Section 3.1 by the time specified in Section 6.8, to receive a distribution of all or a portion of his or her Deferral Account and TT Stock Account with respect to such Plan Year(s) while still a Non-employee Director. A Participant’s election for a distribution under this Section shall be permitted only if the date specified on the Election Form by the Participant for such distribution (in the event of a lump sum) or the commencement of such distribution (in the event of annual installments) is no earlier than two (2) years from the last day of the Plan Year for which the portion of the Deferral Account and TT Stock Account to be distributed is actually deferred. At the time an election for a distribution under this Section is made, the Participant shall also elect, on the Election Form, the form of payment of the distribution. The Participant shall elect either (i) a lump sum payment to be paid in the Plan Year specified by the Participant on the Election Form or (ii) annual installments over two (2), three (3), four (4) or five (5) years beginning in the Plan Year specified by the Participant on the Election Form.
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6.3 Prohibition of Accelerations. Except to the extent that the Company is permitted under Code Section 409A(a)(3) to exercise discretion to accelerate distributions under the Plan, the time or schedule of any distribution hereunder shall not be accelerated.	11
6.4 Medium of Payments. All amounts in a Participant’s Deferral Account and payable to a Participant or Beneficiary under the Plan shall be paid in cash. All amounts in a Participant’s Supplemental Contribution Account, Deferred TT Stock Award Account, and TT Stock Account and payable to a Participant or Beneficiary under the Plan shall be paid in TT Stock.	11
6.5    Change in Control. In the event of a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) (a “Change in Control”), all Account Balances shall be valued pursuant to Section 5.4, and shall be distributed in a lump sum within forty five (45) days following such Change in Control. Notwithstanding any other provision of this Section or any other Section of the Plan to the contrary, none of the transactions contemplated by the Scheme of Arrangement under section 99 of the Bermuda Companies Act 1981 (the “Scheme of Arrangement”), pursuant to which the Class A common shares of Ingersoll-Rand Company Limited will be cancelled and the holders of such Class A common shares will receive, on a one-for-one basis, new shares of Ingersoll-Rand plc, a company incorporated and organized under the laws of Ireland (“IR-Ireland”) (or, in the case of any fractional interests in shares, cash), and new common shares of Ingersoll-Rand Company Limited will be issued to IR-Ireland (the “Transaction”) shall trigger, constitute or be deemed a Change in Control.
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        (5)

6.6 Taxes; Withholding. To the extent required by law, the Company, or the trustee of the Trust, shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal or any state or local government. The amount to be withheld and the manner in which amounts shall be withheld shall be determined in the sole discretion of the Company or the trustee of the Trust.	12
6.7 Treatment of Installments; Date of Distribution. For purposes of Code Section 409A, any series of installment payments payable to or with respect to a single Participant shall be treated as a single payment under the Plan. Any distribution due under the Plan shall be made by the last day of the Plan Year in which such distribution, disregarding this sentence, is due under the Plan or such other date as may be permitted or required under Code Section 409A.	12
6.8    Timing of Initial Election Forms. Any election made on an initial Election Form (but not a subsequent Election Form) referenced in Section 6.1 or 6.2 that applies to a Deferral Amount shall be irrevocable (except to the extent such election is subject to a subsequent election under Section 6.1 or 6.2 as permitted by Code Section 409A(a)(4)(C)) and must be made no later than the election deadline that applies under Section 3.1 to such Deferral Amount or, in the case of a Fees described in Section 5.7, December 31 of the Plan Year preceding the Plan Year in which the Participant performs the services to which such Fees relate.
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6.9    Transition Period Elections. Notwithstanding any other provision of this Section 6, on or before December 31, 2008, a Participant may make a new irrevocable election, in writing, to change the time or form of payment of any Deferral Amount under the Plan, provided that no new payment election shall be given effect if (a) it would cause any payment to be made in calendar year 2008, (b) it would defer payment of an amount otherwise payable in calendar year 2008 to a later calendar year, or (c) it would, by its express terms, require payment later than calendar year 2017. A new payment election under this Section 6.9 shall be limited to those times and forms of payment permitted on the election form provided to the Participant.
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SECTION 7. BENEFICIARY DESIGNATION	12
SECTION 8. AMENDMENT AND TERMINATION OF PLAN	13
8.1 Amendment. The Plan may, at any time and from time to time, be amended without the consent of any Participant or Beneficiary, by the Board (or an authorized Committee of the Board); provided, however, that no amendment shall reduce any benefits accrued under the terms of the Plan prior to the date of amendment.	13
8.2 Termination of Plan	13
SECTION 9. MISCELLANEOUS	14
        (6)

9.1    Unsecured General Creditor. Benefits under the Plan shall be payable by the Company out of its general funds. The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligations hereunder for payment of benefits at its discretion, provided, however, that no Participant or Beneficiary shall have any interest in such investment or reserve. To the extent that any person acquires a right to receive benefits under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of units to the Participant’s TT Stock Account, Supplemental Contribution Account, or Deferred TT Stock Award Account, except at such time as distribution is actually made from the Participant’s TT Stock Account, Supplemental Contribution Account, or Deferred TT Stock Award Account, as applicable.
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9.2 Entire Agreement; Successors. The Plan, including the Election Form and any subsequently adopted amendments to the Plan or Election Form, shall constitute the entire agreement or contract between the Company and any Participant regarding this Plan.	14
9.3 Non-Assignability. To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit hereunder shall not be subject to attachment, garnishment or any other legal process for the debts of such Participant or Beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance.	14
9.4 Authorization and Source of Shares. Shares of TT Stock necessary to meet the obligations of the Plan were initially reserved and authorized pursuant to resolutions adopted by the Board of the predecessor to Trane Technologies Company LLC on December 4, 1996, and additional shares of TT Stock shall be reserved and authorized for delivery under the Plan from time to time. These shares of TT Stock may be provided from newly-issued or treasury shares.	14
9.5 Singular and Plural. As the context may require, the singular may be read as the plural and the plural as the singular.	15
9.6 Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.	15
9.7 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New Jersey.	15
9.8 Severability. If any provisions of this Plan shall, to any extent, be invalid or unenforceable, the remainder of this Plan shall not be affected thereby, and each provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.	15

        (7)

Trane Technologies plc Director Deferred Compensation and Stock Award Plan II
As Amended and Restated Effective March 2, 2020
SECTION 1.
STATEMENT OF PURPOSE

The purpose of the Trane Technologies plc Director Deferred Compensation and Stock Award Plan II (the “Plan”) is to further increase the mutuality of interest between the Company, its non-employee members of the Board (“Non-employee Directors”) and members by providing its Non-employee Directors the opportunity to elect to defer receipt of cash compensation. The Plan shall be unfunded for tax purposes. To the extent Code Section 409A applies to the Plan, the terms of the Plan are intended to comply with that provision, and the terms of the Plan shall be interpreted and administered in accordance therewith.
The Plan is a successor to the IR-PLC Director Deferred Compensation and Stock Award Plan (the “Predecessor Plan”). The Predecessor Plan, which previously was known as the Ingersoll-Rand Company Directors Deferred Compensation and Stock Award Plan, became effective on January 1, 1997, was amended and restated effective January 1, 2001.
On December 31, 2004, Ingersoll-Rand Company Limited froze the Predecessor Plan with respect to all deferrals to the extent such deferrals would otherwise be subject to Code Section 409A (including amounts that were credited under the Predecessor Plan as of December 31, 2004 but were not grandfathered with respect to Code Section 409A). Also on December 31, 2004, Ingersoll-Rand Company Limited adopted the Plan to provide for deferrals of amounts subject to Code Section 409A (including amounts that were credited under the Predecessor Plan as of December 31, 2004 but were not grandfathered with respect to Code Section 409A) on substantially the same terms as those provided under the Predecessor Plan to the extent such terms are not inconsistent with Code Section 409A.
Ingersoll-Rand Company Limited amended and restated the Plan in its entirety, effective August 1, 2007, and again effective January 1, 2009 to conform the terms of the Plan to the requirements of the regulations under Code Section 409A. The Plan was further amended and restated to reflect the Company’s reorganization in Ireland is effective July 1, 2009. This amendment and restatement is intended to reflect the transactions and name changes described below effective March 2, 2020. The Plan applies to (i) amounts initially deferred hereunder on or after January 1, 2005, (ii) amounts initially credited to the Predecessor Plan before January 1, 2005 that, pursuant to the effective-date rules of Code Section 409A, are subject to the provisions of Code Section 409A, and (iii) investment earnings allocable to amounts described in (i) and (ii). Notwithstanding any other provision of this Plan, no amount will be deferred or credited under this Plan with respect to a Participant for a Plan Year if such amount is properly deferred or credited with respect to such Participant for such Plan Year under the Predecessor Plan.
Effective February 29, 2020, Ingersoll-Rand plc spun off all shares of common stock of its wholly owned subsidiary, Ingersoll-Rand U.S. HoldCo, Inc., to shareholders of Ingersoll-Rand plc, followed by the merger of Ingersoll-Rand U.S. HoldCo, Inc. into a wholly owned subsidiary of Gardner Denver Holdings, Inc. (the “RMT Transaction”).
Effective March 2, 2020, Ingersoll-Rand plc changed its name to Trane Technologies plc, and the names of other entities in the Trane Technologies controlled group, certain committees and certain benefit plans changed thereafter to reflect the new Trane Technologies name. As a result of an internal corporate restructuring, Trane Technologies Company LLC succeeded to substantially all of the assets and liabilities of Ingersoll-Rand Company effective May 1, 2020. The Plan became known as the Trane Technologies plc Director Deferred Compensation Plan, effective March 2, 2020.
SECTION 2
DEFINITIONS
2.1 “Account Balance” means, for each Plan Year, a credit on the records of the Company equal to the sum of the value of a Participant’s Deferral Account, Deferred TT Stock Award Account, Supplemental Contribution Account and TT Stock Account for such Plan Year. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or to the Participant’s designated Beneficiary, pursuant to the Plan.
2.2 “Beneficiary” means the person or persons designated as such in accordance with Section 7.
2.3 “Beneficiary Designation Form” means the form established from time to time by the Company that a Participant completes and returns to the Secretary of the Company to designate one or more Beneficiaries.
2.4 “Board” means the Board of Directors of the Company (or if the Company is a subsidiary of any other company, of the ultimate parent company).
2.5 “Company” means Trane Technologies plc, an Irish company. For periods prior to March 2, 2020 “Company” means Ingersoll-Rand plc, an Irish company. References to Trane Technologies entities or plans include such entities or plans prior to any name change, e.g., references to the Trane Technologies plc include Ingersoll-Rand plc.
2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and other administrative guidance issued thereunder.
2.7 “Deferral Account” means, for each Plan Year, (i) the sum of all of a Participant’s Deferral Amounts (other than amounts deferred pursuant to Section 5.7), plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s Deferral Account.

2.8 “Deferral Amount” means the amount of Fees actually deferred under the Plan by the Participant pursuant to Section 3.1 and the amount of Fees automatically deferred pursuant to Section 5.7 for any one Plan Year.
2.9 “Deferred TT Stock Award Account” means, for each Plan Year, all of a Participant’s amounts deferred pursuant to Section 5.7.
2.10 “Election Form” means the form or forms established from time to time by the Company that a Participant completes, signs and returns to the Secretary of the Company to make an election under the Plan. An Election Form also includes any other method approved by the Company that a Participant may use to make an election under the Plan. The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan. If there is a conflict between the Election Form and the Plan, the terms of the Plan shall control and govern.
2.11 “Fees” means retainer and meeting fees payable to Non-employee Directors.
2.12 “Investment Option Subaccounts” means the separate subaccounts, each of which corresponds to an investment option elected by the Participant with respect to a Participant’s Deferral Accounts.
2.13 “Participant” means a Non-employee Director participating in the Plan in accordance with the provisions of Section 3.
2.14 “Plan Year” means a calendar year.
2.15 “Retirement” means retirement in accordance with the Board’s retirement policy for Non-employee Directors.
2.16 “Return” means, for each investment option, an amount equal to the net investment return (including changes in value and distributions) for each such investment option during each business day.
2.17 “Separation from Service” means a separation from service under the rules under Code Section 409A(a)(2)(A)(i), applicable to corporate directors.
2.18 “Supplemental Contribution” means an additional amount to be credited to a Participant’s Supplemental Contribution Account equal to twenty percent (20%) of the Participant’s Fees that are deferred under Section 3.1 of the Plan for a Plan Year by the Participant and is, at the time of making the deferral election, elected to be invested in the Participant’s TT Stock Account. Notwithstanding the foregoing, effective August 2, 2006, no additional Supplemental Contributions shall be credited under the Plan with respect to any Participant.
2.19 “Supplemental Contribution Account” means, for each Plan Year, (i) the sum of all of a Participant’s Supplemental Contributions, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Supplemental Contribution Account, less (iii) all distributions made to the Participant or to the Participant’s

Beneficiary pursuant to the Plan that relate to the Participant’s Supplemental Contribution Account.
2.20 “Trust” means the Trane Technologies Company LLC Deferred Compensation Trust Agreement, dated as of January 1, 2001 between the Company and the trustee named therein, as amended from time to time.
2.21 “TT Stock” means the ordinary shares, par value $1.00 per share, of the Company or its predecessor, as applicable.
2.22 “TT Stock Account” means, for each Plan Year, (i) the sum of all of a Participant’s Deferral Amounts that are deemed to be invested in TT Stock, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s TT Stock Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s TT Stock Account.
SECTION 3.
PARTICIPATION, DEFERRAL ELECTION AND INVESTMENT ELECTION
3.1 Participation and Deferral Election. Non-employee Directors may elect to participate in the Plan for a given Plan Year by filing a completed Election Form for the Plan Year in the manner prescribed by the Secretary of the Company. The Election Form must specify the percentage or dollar amount of any Deferral Amount otherwise payable during such Plan Year that will be deferred under the Plan.
Any election to defer a Deferral Amount otherwise payable for services provided by a Non-Employee Director during a Plan Year is irrevocable upon the filing of the Election Form, and must be properly completed and filed no later than: (i) the December 31 immediately preceding such Plan Year; or (ii) with respect to a new Non-employee Director who is described in Code Section 409A(a)(4)(B)(ii), before the earlier of the effective date of his or her election to the Board or the 30th day after such new Non-employee Director first becomes eligible to participate in the Plan (provided that such election shall relate only to amounts earned subsequent to the date such Election Form is filed).
A Non-employee Director who fails to file a properly completed Election Form by such date will be ineligible to defer a Deferral Amount under the Plan for the following Plan Year. In addition, the Company may establish from time to time such other enrollment requirements as it determines are necessary or proper.
If the Company determines in good faith that a Participant no longer qualifies as a Non-employee Director, the Participant shall not be permitted to make any future deferral election under this Section 3.1 for any future Plan Year.

3.2 Investment Election. In accordance with procedures established by the Company, prior to the time a Participant’s Deferral Amounts are credited to a Participant’s Deferral Account pursuant to Section 5.1, the Participant shall designate, on an Election Form, the types of investment options in which the Participant’s Deferral Amounts, other than Fees deferred under Section 5.7, will be deemed to be invested for purposes of determining the amount of earnings to be credited to the Participant’s Deferral Account and, with respect to Deferral Amounts that are designated by the Participant to be deemed to be invested in TT Stock, the TT Stock Account.
Subject to Section 5.3, in making the designations pursuant to this Section, the Participant may specify that all or any portion of the Participant’s Deferral Amount, other than Fees deferred under Section 5.7, be deemed to be invested, in whole percentage increments, in one or more of the types of investment options provided under the Plan. A Participant may change the designation made under this Section with respect to prior and/or future Deferral Amounts by filing an Election Form no later than the time specified by the Secretary of the Company, to be effective as of the first business day of the following month. If a Participant fails to elect a type of investment option under this Section, he or she shall be deemed to have elected the investment option designated by the Company as the default investment option.
A Participant shall not be permitted to make any election under this Section 3.2 with respect to any Fees deferred under Section 5.7.
3.3 Duration of Elections. Notwithstanding anything to the contrary: (a) any election under Section 3.1 (including a failure to make an election) shall remain in effect from Plan Year to Plan Year unless a written request to modify or terminate that election for a subsequent Plan Year is submitted to the Secretary of the Company in accordance with Section 3.1; and (b) any election under Section 3.2 (including a failure to make an election) shall remain in effect from Plan Year to Plan Year unless a written request to modify or terminate that election is submitted to the Secretary of the Company, which request shall be effective as to any Deferral Amount credited to the Participant’s Deferral Account 30 or more days after such written request is submitted to the Secretary of the Company; provided that nothing in this Section 3.3 shall permit a Participant to make such a written request as to the deemed investment of Fees deferred under Section 5.7.
3.4 Cessation of Deferrals. Notwithstanding the foregoing, no Election Form of a Non-Employee Director will be given effect for any period after December 31, 2008, and no Deferral Amount (including any mandatory fee deferral under Section 5.7 of the Plan) shall be credited to a Participant’s Deferral Account with respect to services performed by a Non-Employee Director after December 31, 2008.
SECTION 4.
VESTING
4.1 Deferral Amounts. A Participant shall be fully vested in his or her Deferral Account.

4.2 Supplemental Contributions. A Participant shall vest in his or her Supplemental Contribution Account on the earliest of: (i) the fifth anniversary of the date the Supplemental Contribution is credited to the Participant’s Supplemental Contribution Account; (ii) the date of the Participant’s cessation of service on the Board by reason of Retirement or death; (iii) a Change in Control pursuant to Section 6.5; or (iv) a termination of the Plan pursuant to Section 8.2. Notwithstanding the foregoing, effective August 2, 2006, a Participant shall be fully vested in his or her Supplemental Contribution Account.
4.3 Mandatory Fee Deferrals. A Participant shall be fully vested in his or her Deferred TT Stock Award Account.
SECTION 5.
ACCOUNTS AND VALUATIONS
5.1 Deferral Accounts. The Company shall establish and maintain a separate Deferral Account for each Participant for each Plan Year. All Deferral Amounts, other than Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock and Fees deferred under Section 5.7, shall be credited to the Participant’s Deferral Account on the date when the Deferral Amount would otherwise be paid to the Participant. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock shall be credited to the Participant’s TT Stock Account as described in Section 5.3. All Fees deferred under Section 5.7 shall be credited to the Participant’s Deferred TT Stock Award Account as described in Section 5.7.
Each Participant’s Deferral Accounts shall be divided into Investment Option Subaccounts. A Participant’s Deferral Accounts shall be credited as follows:
On the day a Deferral Amount is credited to a Participant’s Deferral Account, the Administrative Committee shall credit the Investment Option Subaccounts of the Participant’s Deferral Account with an amount equal to the Participant’s Deferral Amount in accordance with the Participant’s Election Form; that is, the portion of the Participant’s Deferral Amount that the Participant has elected to be deemed to be invested in a certain type of investment option shall be credited to the Investment Option Subaccount corresponding to that investment option, and
Each business day, each Investment Option Subaccount of a Participant’s Deferral Account shall be adjusted for earnings or losses in an amount equal to that determined by multiplying the balance credited to such Investment Option Subaccount as of the prior day plus contributions credited that day to the Investment Option Subaccount by the Return for the corresponding investment option selected by the Company.
5.2 Supplemental Contribution Accounts. The Company shall establish and maintain a separate Supplemental Contribution Account for each Plan Year for each Participant who receives a Supplemental Contribution for such Plan Year. All Supplemental Contributions shall be credited to the Participant’s Supplemental Contribution Account on the same date that the Participant’s Deferral Amount for which the Supplemental Contribution is being made is credited to the Participant’s Deferral Account pursuant to Section 5.1. All of a Participant’s Supplemental Contributions shall be deemed to be invested in, and shall remain deemed to be invested in, TT Stock in the Participant’s Supplemental Contribution Account until such amounts are distributed from the Plan.
All Supplemental Contributions shall initially be credited to a Participant’s Supplemental Contribution Account in units or fractional units of TT Stock. The value of each unit shall be determined each business day and shall equal the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape. On each date that Supplemental Contributions are credited to a Participant’s Supplemental Contribution Account, the number of units to be credited shall be determined by dividing the number of units by the value of a unit on such date.
Dividends paid on TT Stock shall be reflected in a Participant’s Supplemental Contribution Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.
5.3 TT Stock Accounts. The Company shall establish and maintain a separate TT Stock Account for each Plan Year for each Participant who elects to have all or a portion of his or her Deferral Amounts for such Plan Year invested in TT Stock. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in TT Stock shall be credited to the Participant’s TT Stock Account on the date when the Deferral Amount would otherwise be paid to the Participant. Notwithstanding anything to the contrary, TT Stock credited to a Participant’s TT Stock Account may not be designated by the Participant to be deemed to be invested in any other investment option and shall remain invested in TT Stock in such TT Stock Account until distributed from the Plan. A Participant’s TT Stock Accounts shall be credited as follows:
(a) On the day a Deferral Amount is credited to a Participant’s TT Stock Account, the Company shall credit the TT Stock Account with an amount equal to the Participant’s Deferral Amount.
(b) All Deferral Amounts deemed to be invested in TT Stock in accordance with the Participant’s Election Form shall be credited to a Participant’s TT Stock Account in units or fractional units. The value of each unit shall be determined each business day and shall equal the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape. On each date that Deferral Amounts are credited to the Participant’s TT Stock Account, the number of units to be credited shall be determined by dividing the amount of such Deferral Amounts by the value of a unit on such date.
Dividends paid on TT Stock shall be reflected in a Participant’s TT Stock Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.
5.4 Valuation of Account Balance in Event of Change in Control. In the event of a Change in Control pursuant to Section 6.5, the value of each TT Stock unit deemed to be invested in each TT Stock Account, Supplemental Contribution Account, and Deferred TT Stock Award Account shall be equal to the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape on the date of the transaction constituting the Change in Control if TT Stock is traded on the New York Stock Exchange on such date, or, if TT Stock is not traded on the New York Stock Exchange on such date but is traded on another securities market on such date, the closing price of one share of TT Stock on such securities market on such date, or, in any other case, the value of one share of TT Stock as determined under the terms of the transaction constituting the Change in Control.
In the event of a Change in Control pursuant to Section 6.5, the value of a Participant’s Account Balances for all investment options other than TT Stock shall be determined as of the end of the month during which the Change in Control occurs.
5.5 Changes in Capitalization. If there is any change in the number or class of shares of TT Stock through the declaration of a stock dividend or other extraordinary dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or in the event of similar corporate transactions, the units in each Participant’s TT Stock Account, Supplemental Contribution Account, and Deferred TT Stock Award Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of TT Stock or to reflect such similar corporate transaction.
5.6 Accounts are Bookkeeping Entries. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the investment options, including TT Stock, are to be used for measurement purposes only, and a Participant’s election of any such investment option, the allocation to his or her Account Balances, and Deferred TT Stock Award Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balances and Deferred TT Stock Award Account shall not be considered or construed in any manner as an actual investment in any such investment option. In the event that the Company or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the investment options, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balances and Deferred TT Stock Award Account shall at all times be a bookkeeping entry only and shall not represent any investment made on the Participant’s behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.
5.7 Mandatory Fee Deferral. On each TT Stock quarterly dividend payment date a portion of each Non-employee Director’s Fees equal to $15,000 shall be deferred and credited to the Deferred TT Stock Award Account of such Non-employee Director. Effective January 1, 2007, the amount of mandatory quarterly fee deferral shall be increased to $23,000.

A Participant’s Deferred TT Stock Award Account shall be credited as follows:
(a) On the day the Fees are credited to a Participant’s Deferred TT Stock Award Account, the Company shall credit the Deferred TT Stock Award Account with an amount equal to the Fees that are deferred pursuant to this Section.
(b) All Fees that are deferred pursuant to this Section shall be credited to a Participant’s Deferred TT Stock Award Account in units or fractional units. The value of each unit shall be determined each business day and shall equal the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape. On each date that Fees under this Section are credited to the Participant’s Deferred TT Stock Award Account, the number of units to be credited shall be determined by dividing the amount of such Fees by the value of a unit on such date.
Dividends paid on TT Stock shall be reflected in a Participant’s Deferred TT Stock Award Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of TT Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.
SECTION 6
DISTRIBUTION OF ACCOUNTS
6.1 Separation from Service and Death. Effective August 1, 2007 or as otherwise provided in Section 6.9, a Participant who has a Separation from Service or dies shall be paid his or her vested Account Balances (and after his or her death to his or her Beneficiary) in a lump sum in the Plan Year following the Participant’s Separation from Service or death unless an optional form of benefit payment is elected in accordance with the next sentence. For each Plan Year’s Account Balance the Participant may elect on an initial Election Form filed in accordance with Section 3.1 by the time specified in Section 6.8, an optional form of benefit payment from among the following:
Annual installments over five (5) years commencing in the Plan Year following the Participant’s Separation from Service or death;
Annual installments over ten (10) years commencing in the Plan Year following the Participant’s Separation from Service or death;
Annual installments over fifteen (15) years commencing in the Plan Year following the Participant’s Separation from Service or death; and
A lump sum distribution payable in the Plan Year specified by the Participant on such Election Form; provided that such specified year shall be no less than one (1) year and no more than five (5) years following the Participant’s Separation from Service or death.

Notwithstanding the foregoing, a Participant may irrevocably elect, on a subsequent Election Form, to change the form and/or extend the timing of a distribution under this Section to a lump sum distribution payable in the Plan Year specified by the Participant on such Election Form, which Plan Year shall not be later than ten (10) years following the Participant’s Separation from Service or death, provided that, as and to the extent required by Code Section 409A(a)(4)(C): (i) no such election shall take effect until twelve months after the date on which such election was made; (ii) no such election (other than an election related to a distribution payable by reason of death) shall be effective unless it defers by a period of at least five years the date on which such distribution would otherwise be made or begin; and (iii) no such election related to a distribution payable at a specified time or pursuant to a fixed schedule (within the meaning of Code Section 409A(a)(2)(A)(iv)) may be made within twelve months of the date such distribution would otherwise be made. As and to the extent required under Code Section 409A(a)(4)(C), the first day of the Plan Year in which a distribution would otherwise be made or begin (but for an election made by the Participant under this paragraph) shall be treated as the date the distribution would otherwise be made or begin for purposes of the rules set forth in the preceding sentence.
In the event of the Participant’s Separation from Service or death prior to the elected date for one or more scheduled distributions pursuant to Section 6.2, the portion of the Participant’s Account Balance associated with such distributions) shall be paid to the Participant (and after his or her death to his or her Beneficiary) at the time and in the form determined under this Section 6.1.
Notwithstanding any provision of the Plan to the contrary, if a Participant has a Separation from Service or dies while receiving annual installments pursuant to Section 6.2, such annual installments shall continue to be paid to the Participant (and after his or her death to his or her Beneficiary) in the same manner as if the Participant had not had a Separation from Service or died.
All distributions under this Section shall be made on a pro rata basis from the Participant’s Account Balances.
6.2 Scheduled Distributions. A Participant may elect, on an initial Election Form filed in accordance with Section 3.1 by the time specified in Section 6.8, to receive a distribution of all or a portion of his or her Deferral Account and TT Stock Account with respect to such Plan Year(s) while still a Non-employee Director. A Participant’s election for a distribution under this Section shall be permitted only if the date specified on the Election Form by the Participant for such distribution (in the event of a lump sum) or the commencement of such distribution (in the event of annual installments) is no earlier than two (2) years from the last day of the Plan Year for which the portion of the Deferral Account and TT Stock Account to be distributed is actually deferred. At the time an election for a distribution under this Section is made, the Participant shall also elect, on the Election Form, the form of payment of the distribution. The Participant shall elect either (i) a lump sum payment to be paid in the Plan Year specified by the Participant on the Election Form or (ii) annual installments over two (2), three (3), four (4) or five (5) years beginning in the Plan Year specified by the Participant on the Election Form.
A Participant may irrevocably elect, on a subsequent Election Form, to change the form and/or extend the timing of a distribution under this Section, provided that, as and to the extent required by Code Section 409A(a)(4)(C): (i) no such election shall take effect until twelve months after the date on which such election was made; (ii) no such election shall be effective unless it defers by a period of at least five years the date on which such distribution would otherwise be made or begin; and (iii) no such election may be made within twelve months of the date such distribution would otherwise be made. As and to the extent required under Code Section 409A(a)(4)(C), the first day of the Plan Year in which a distribution would otherwise be made or begin (but for an election made by the Participant under this paragraph) shall be treated as the date the distribution would otherwise be made or begin for purposes of the rules set forth in the preceding sentence.
All distributions under this Section shall be made on a pro rata basis from the Participant’s Deferral Account(s) and TT Stock Accounts), as applicable.
6.3 Prohibition of Accelerations. Except to the extent that the Company is permitted under Code Section 409A(a)(3) to exercise discretion to accelerate distributions under the Plan, the time or schedule of any distribution hereunder shall not be accelerated.
6.4 Medium of Payments. All amounts in a Participant’s Deferral Account and payable to a Participant or Beneficiary under the Plan shall be paid in cash. All amounts in a Participant’s Supplemental Contribution Account, Deferred TT Stock Award Account, and TT Stock Account and payable to a Participant or Beneficiary under the Plan shall be paid in TT Stock.
All distributions from the Plan that are to be paid in a specified number of annual installments shall be paid so that the amount of each annual installment is determined by dividing the total remaining number of units in the Participant’s Account Balance to be paid in annual installments by the number of years of annual installments remaining.
6.5 Change in Control. In the event of a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) (a “Change in Control”), all Account Balances shall be valued pursuant to Section 5.4, and shall be distributed in a lump sum within forty five (45) days following such Change in Control. Notwithstanding any other provision of this Section or any other Section of the Plan to the contrary, none of the transactions contemplated by the Scheme of Arrangement under section 99 of the Bermuda Companies Act 1981 (the “Scheme of Arrangement”), pursuant to which the Class A common shares of Ingersoll-Rand Company Limited will be cancelled and the holders of such Class A common shares will receive, on a one-for-one basis, new shares of Ingersoll-Rand plc, a company incorporated and organized under the laws of Ireland (“IR-Ireland”) (or, in the case of any fractional interests in shares, cash), and new common shares of Ingersoll-Rand Company Limited will be issued to IR-Ireland (the “Transaction”) shall trigger, constitute or be deemed a Change in Control.

6.6 Taxes; Withholding. To the extent required by law, the Company, or the trustee of the Trust, shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal or any state or local government. The amount to be withheld and the manner in which amounts shall be withheld shall be determined in the sole discretion of the Company or the trustee of the Trust.
6.7 Treatment of Installments; Date of Distribution. For purposes of Code Section 409A, any series of installment payments payable to or with respect to a single Participant shall be treated as a single payment under the Plan. Any distribution due under the Plan shall be made by the last day of the Plan Year in which such distribution, disregarding this sentence, is due under the Plan or such other date as may be permitted or required under Code Section 409A.
6.8 Timing of Initial Election Forms. Any election made on an initial Election Form (but not a subsequent Election Form) referenced in Section 6.1 or 6.2 that applies to a Deferral Amount shall be irrevocable (except to the extent such election is subject to a subsequent election under Section 6.1 or 6.2 as permitted by Code Section 409A(a)(4)(C)) and must be made no later than the election deadline that applies under Section 3.1 to such Deferral Amount or, in the case of a Fees described in Section 5.7, December 31 of the Plan Year preceding the Plan Year in which the Participant performs the services to which such Fees relate.
6.9 Transition Period Elections. Notwithstanding any other provision of this Section 6, on or before December 31, 2008, a Participant may make a new irrevocable election, in writing, to change the time or form of payment of any Deferral Amount under the Plan, provided that no new payment election shall be given effect if (a) it would cause any payment to be made in calendar year 2008, (b) it would defer payment of an amount otherwise payable in calendar year 2008 to a later calendar year, or (c) it would, by its express terms, require payment later than calendar year 2017. A new payment election under this Section 6.9 shall be limited to those times and forms of payment permitted on the election form provided to the Participant.
SECTION 7.
BENEFICIARY DESIGNATION

A Participant shall have the right to designate a Beneficiary(ies) to receive the Participant’s Account Balances in the event the Participant dies prior to receiving all of his or her Account Balances. A Beneficiary designation shall be made, and may be amended at any time, by the Participant by filing a written designation with the Secretary of the Company, on such form and in accordance with such procedures as the Company shall establish from time to time. A Participant may change the designated Beneficiary under this Plan at any time by providing such designation in writing to the Secretary of the Company.
If a Participant fails to designate a Beneficiary(ies), or if all designated Beneficiaries predecease the Participant, the Participant’s Beneficiary(ies) shall be deemed to be the Participant’s estate. If the Company is unable to determine a Participant’s Beneficiary or if any dispute arises concerning a Participant’s Beneficiary, the Company may pay benefits to the Participant’s estate. Upon such payment, the Company shall have no further liability hereunder.
If any distribution to a Beneficiary is to be made in annual installments, and the Beneficiary dies before receiving all such installments, the remaining installments, if any, shall continue to be paid as installments to the estate of the Beneficiary.
SECTION 8.
AMENDMENT AND TERMINATION OF PLAN
8.1 Amendment. The Plan may, at any time and from time to time, be amended without the consent of any Participant or Beneficiary, by the Board (or an authorized Committee of the Board); provided, however, that no amendment shall reduce any benefits accrued under the terms of the Plan prior to the date of amendment.
8.2 Termination of Plan
(a) Company’s Right to Terminate. The Board (or an authorized Committee of the Board) may terminate the Plan at any time and for any reason.
(b) Payments Upon Termination. As and to the extent permitted under Code Section 409A, all amounts deferred under the Plan with respect to a Participant shall be paid to the Participant, in a lump sum, upon the Company’s termination and liquidation of the Plan, provided that: (1) the termination and liquidation do not occur proximate to a downturn in the financial health of the Company; (2) the Company terminates and liquidates all agreements, methods, programs, and other arrangements sponsored by the Company that would be aggregated with the Plan and any other terminated and liquidated agreements, methods, programs, and other arrangements under Code Section 409A if the Participant had deferrals of compensation under all the agreements, methods, programs, and other arrangements that are terminated and liquidated; (3) no payments in liquidation of the Plan are made within 12 months of the date the Company takes all necessary action irrevocably to terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred; (4) all payments are made within 24 months of the date the Company takes all necessary action irrevocably to terminate and liquidate the Plan; and (5) the Company does not adopt a new plan that would be aggregated with the Plan or any other terminated and liquidated plan under Code Section 409A if the Participant participated in both plans, at any time within three years following the date the Company takes all necessary action irrevocably to terminate and liquidate the Plan.
SECTION 9.
MISCELLANEOUS
9.1 Unsecured General Creditor. Benefits under the Plan shall be payable by the Company out of its general funds. The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligations hereunder for payment of benefits at its discretion, provided, however, that no Participant or Beneficiary shall have any interest in such investment or reserve. To the extent that any person acquires a right to receive benefits under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of units to the Participant’s TT Stock Account, Supplemental Contribution Account, or Deferred TT Stock Award Account, except at such time as distribution is actually made from the Participant’s TT Stock Account, Supplemental Contribution Account, or Deferred TT Stock Award Account, as applicable.
9.2 Entire Agreement; Successors. The Plan, including the Election Form and any subsequently adopted amendments to the Plan or Election Form, shall constitute the entire agreement or contract between the Company and any Participant regarding this Plan.
There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Company and any Participant relating to the subject matter hereof, other than those set forth herein. This Plan and any amendment hereof shall be binding on the Company and the Participants and, their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Company by merger, consolidation or otherwise by operation of law, and on all designated Beneficiaries of the Participant.
9.3 Non-Assignability. To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit hereunder shall not be subject to attachment, garnishment or any other legal process for the debts of such Participant or Beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance.
9.4 Authorization and Source of Shares. Shares of TT Stock necessary to meet the obligations of the Plan were initially reserved and authorized pursuant to resolutions adopted by the Board of the predecessor to Trane Technologies Company LLC on December 4, 1996, and additional shares of TT Stock shall be reserved and authorized for delivery under the Plan from time to time. These shares of TT Stock may be provided from newly-issued or treasury shares.
9.5 Singular and Plural. As the context may require, the singular may be read as the plural and the plural as the singular.
9.6 Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
9.7 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New Jersey.

9.8 Severability. If any provisions of this Plan shall, to any extent, be invalid or unenforceable, the remainder of this Plan shall not be affected thereby, and each provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.
IN WITNESS WHEREOF, the Company has caused this amendment and restatement to be executed by its duly authorized representative as of this 21st day of December, 2020.
TRANE TECHNOLOGIES PLC
By: /s/ Sara W. Brown
Sara W. Brown
Assistant Secretary